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                                                                   Exhibit 10.44

February 15, 2001

Kenneth G. Preston
Associated Vice President for Research
University of South Florida Research Foundation
Tampa, Florida 33620

Dear Ken:

     It was good to speak with you. As we discussed, I would like to renew the Alliance Agreement between UTEK and USF, which expired January 30, 2001. I believe the renewal of this agreement is mutually beneficial.

     I look forward to continue working with you and the USF team to help bring USF intellectual property to the market place.

     If you agree to extend the Agreement from February 1, 2001 until February 1, 2004 under the exact same terms outlined in our Agreement dated January 30, 1998. Please sign below and fax back to me at 813-754-2383.

     I have attached a prior copy of our agreement for your reference.

Very best regards,

Clifford M. Gross, Ph.D.
Chief Executive Officer

Enclosure

Agreed: ____________
        Kenneth G. Preston
       Associate VP for Research